EXHIBIT 99.1

LTX-Credence Announces Second Quarter Results

MILPITAS, Calif., Feb. 25, 2010 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of focused, cost-optimized ATE solutions, today announced financial results for its second fiscal quarter ended January 31, 2010.

Sales for the quarter were $48,000,000, up 15% from the prior quarter sales of $41,850,000. Net income for the quarter was $813,000, or $0.01 per share on a GAAP basis. Excluding the net impact of special items totaling $216,000, and amortization of purchased intangible assets of $2,664,000, the net income for the quarter was $3,693,000, or $0.03 per share on a non-GAAP basis, compared to our original non-GAAP net income guidance of $0.00 to $0.02 earnings per share.

Dave Tacelli, chief executive officer and president, commented, "We returned to profitability and generated positive net cash in the second fiscal quarter, two important milestones for the Company. The business model is performing as expected, and our focus continues to be about growing top line revenue. We saw strong growth in several key market areas, indicating to us that the aggressive growth strategies we have in place are starting to pay off.  Since hitting the industry trough last year, our product revenues have recovered faster than the competition resulting in market share gains."

Third Quarter Fiscal 2010 Outlook

For the quarter ending April 30, 2010, revenue is expected to be in the range of $53 million to $55 million, a sequential increase of approximately 10% to 15% from the 2010 second fiscal quarter. The non-GAAP net income is expected to be in the range of $0.04 to $0.05 per share, assuming 129 million shares outstanding. The non-GAAP net income guidance excludes amortization of purchased intangible assets of $2.7 million.

The Company will conduct a conference call today, February 25, 2010, at 10:00 AM EST to discuss this release. The conference call may be accessed via telephone by dialing 866.788.0540, passcode 99538822. The conference call will also be simulcast via the LTX-Credence web site (www.ltxc.com).  Audio replays of the call can be heard through March 27, 2010 via telephone by dialing 888.286.8010, pass code 10770686 or by visiting our web site at www.ltxc.com.

Information About Non-GAAP Measures

LTX-Credence will supplement its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter and six months ended January 31, 2010 excludes the amortization of purchased intangible assets and other special items. Management finds the non-GAAP information to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information would be useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's third fiscal quarter, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions, the duration and severity of the current economic climate, fluctuations in business and consumer spending; fluctuations in our sales and operating results; risks related to the timely development of new products, options and software applications, as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2009. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of focused, cost-optimized ATE solutions designed to enable customers to implement best-in-class test strategies to maximize their profitability.  LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)
	January 31, 2010	July 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$ 82,908	$ 86,488
Marketable securities	701	9,152
Accounts receivable - trade, net	32,915	23,578
Accounts receivable - other, net	1,470	1,374
Inventories, net	29,833	35,339
Prepaid expenses and other current assets	8,285	12,163
Total current assets	156,112	168,094

Property and equipment, net	32,377	38,301
Intangible assets, net	17,605	22,933
Goodwill	43,030	43,030
Other assets	1,313	2,811
Total assets	$ 250,437	$ 275,169

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 40,881	$ 53,120
Accounts payable	13,677	18,551
Other accrued expenses	30,154	41,827
Deferred revenues and customer advances	11,882	7,373
Total current liabilities	96,594	120,871

Long-term debt, net of current portion	31,250	32,610
Other long-term liabilities	16,258	16,284
Stockholders' equity	106,335	105,404
Total liabilities and stockholders' equity	$ 250,437	$ 275,169

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2010	2009	2010	2009

Net sales	$ 48,000	$ 30,401	$ 89,850	$ 77,534
Cost of sales	22,038	23,754	43,682	50,080
Inventory-related provision	--	5,629	--	19,311
Gross profit	25,962	1,018	46,168	8,143

Engineering and product development expenses	12,000	21,705	23,841	42,173
Selling, general, and administrative expenses	9,240	15,001	17,880	29,382
Impairment of property and equipment and consignments	--	779	--	5,799
Amortization of purchased intangible assets	2,664	4,446	5,328	7,410
Acquired in-process research and development	--	--	--	6,200
Restructuring	816	14,667	1,239	18,530
Income (loss) from operations	1,242	(55,580)	(2,120)	(101,351)

Other income (expense), net	(205)	1,099	11	2,093
Income (loss) before provision for income taxes	1,037	(54,481)	(2,109)	(99,258)
Provision for income taxes	224	65	271	638
Net income (loss)	$ 813	$ (54,546)	$ (2,380)	$ (99,896)

Net income (loss) per share:

Basic	$ 0.01	$ (0.43)	$ (0.02)	$ (0.85)
Diluted	$ 0.01	$ (0.43)	$ (0.02)	$ (0.85)

Weighted average shares outstanding:

Basic	128,536	126,918	128,049	116,981
Diluted	130,133	126,918	128,049	116,981

LTX-Credence Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
(In thousands, except per share amounts)
(unaudited)
		Basic and		Basic and
	Three Months	Diluted	Six Months	Diluted
	Ended	Earnings	Ended	Earnings
	January 31, 2010	Per Share	January 31, 2010	Per Share

GAAP net income (loss)	$ 813	$ 0.01	$ (2,380)	$ (0.02)
Amortization of purchased intangible assets	2,664	0.02	5,328	0.04
Restructuring	816	0.01	1,239	0.01
Recovery of previously written off accounts receivable	(600)	(0.01)	(600)	(0.01)

Non-GAAP net income	$ 3,693	$ 0.03	$ 3,587	$ 0.02

Weighted average outstanding shares:
Basic		128,536		128,049
Diluted		130,133		128,049
CONTACT:  LTX-Credence Corporation
          Rich Yerganian
          781.467.5063
          rich_yerganian@ltxc.com
          www.ltxc.com